UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRANSCOASTAL CORPORATION

(Formerly Claimsnet.com, Inc.)

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August 16, 2013

Dear Fellow Stockholders:

On Thursday, September 11, 2013, TransCoastal will hold its annual shareholders’ meeting at its Dallas headquarters. There have been a significant number of changes to our company this past year including our change to an energy company and new management. Prior to May 9, 2013 our business plan was to develop an electronic commerce company engaged in healthcare transaction processing for the medical and dental industries by means of the internet. On May 9, 2013 we acquired a majority interest in TransCoastal Corporation, a Texas corporation through an Acquisition Agreement. TransCoastal is an oil and gas exploration and production company focused primarily in the development of oil and gas reserves in Texas and the Southwest region of the United States. Pursuant to the Amended Acquisition Agreement, on June 27, 2013 the Company will place, at the time of the Closing, all of the assets and liabilities constituting the current non-oil and gas assets of our business operations into a separate wholly-owned subsidiary of the Company (the “ANC Holdings”) and sold that subsidiary to certain debt holders of the Company, who were affiliates of the Company prior to the exchange, in consideration for cancellation by such debt holders of the Company indebtedness owed to them. The Company formally changed their name and declared a reverse 200 to 1 stock split effective July 1, 2013. I want to invite you to attend not only to exercise your voting rights but to meet the new management team and hear about our plans for the future.

Your management team is bullish long-term on American energy and the available opportunities for oil and gas development both now and in the foreseeable future.

We look forward to seeing you at the meeting.

Very truly yours,

Don Crosbie
Chairman of the Board of Directors Stuart G. Hagler Chief Executive Officer

17304 Preston Rd, Suite 700

Dallas Texas 75252

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 11, 2013

To the Shareholders of TransCoastal Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of the Shareholders of , a Delaware corporation (“TransCoastal” or the “Company”), will be held at 10:00 a.m., Dallas, Texas time, on September 11, 2013 at 17304 Preston Rd, Dallas, TX 75252, for the following purposes:

1.	To ratify the amended Bylaws;
2.	To consider and to vote upon a proposal to approve the Company’s 2013 Stock Incentive Plan;

3.	To elect four directors to serve until the 2014 Annual Meeting of Shareholders;
4.	To ratify the appointment of Rothstein Kass as auditors for the Company;

5.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our Board of Directors has fixed the close of business on August 9, 2013 as the record date for determining those shareholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

You may be required to present proof of share ownership (for example, a recent statement from your broker) or a copy of your stock certificate as only stockholders of record or their proxy will be permitted to attend.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the pre-addressed envelope provided for that purpose as promptly as possible. No postage is required if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS,
Sincerely,

Stuart G. Hagler
Chief Executive Officer

Dallas, Texas

August 6, 2013

ALL SHAREHOLDERS ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. THOSE SHAREHOLDERS WHO ARE UNABLE TO ATTEND ARE RESPECTFULLY URGED TO EXECUTE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. SHAREHOLDERS WHO EXECUTE A PROXY CARD MAY NEVERTHELESS ATTEND THE ANNUAL MEETING, REVOKE THEIR PROXY AND VOTE THEIR SHARES IN PERSON. “STREET NAME” SHAREHOLDERS WHO WISH TO VOTE THEIR SHARES IN PERSON WILL NEED TO OBTAIN A PROXY FROM THE PERSON IN WHOSE NAME THEIR SHARES ARE REGISTERED.

TRANSCOASTAL CORPORATION

17304 Preston Road, Suite 700

Dallas, Texas 75252

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 11, 2013

PROXY STATEMENT

TIME, DATE AND PLACE OF ANNUAL MEETING

This proxy statement is furnished in connection with the solicitation by the Board of Directors of TransCoastal Corporation, a Delaware corporation (the “Company” or “TransCoastal”), of proxies from the holders of our common stock, par value $0.001 per share, for use at our Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 17304 Preston Road, Suite 700 (located on the second floor), Dallas, TX 75252, at 10:00 a.m., Dallas, Texas time, on September 11, 2013, and at any adjournments or postponements thereof pursuant to the enclosed Notice of Annual Meeting.

The approximate date this proxy statement and the enclosed form of proxy are first being sent to shareholders is August 20, 2013. Shareholders should review the information provided herein in conjunction with our Annual Report to Shareholders, which can be found on our website, www.transcoastal.net. Our principal executive offices are located at 17304 Preston Road, Suite 700, Dallas, Texas 75252, and our telephone number is (972) 818-0720.

INFORMATION CONCERNING PROXY

The enclosed proxy is solicited on behalf of our Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to the exercise thereof, either in person at the Annual Meeting or by filing with our Secretary at our headquarters a written revocation or duly executed proxy bearing a later date; however, no such revocation will be effective until written notice of the revocation is received by us at or prior to the Annual Meeting.

The cost of preparing, assembling and mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy is to be borne by us. In addition to the use of mail, our employees may solicit proxies personally and by telephone. Our employees will receive no compensation for soliciting proxies other than their regular salaries. The Company has not retained a professional proxy solicitor or other firm to assist it, for compensation with the solicitation of proxies, although it may do so if deemed appropriate. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy material to their principals and to request authority for the execution of proxies. We may reimburse such persons for their expenses in so doing.

 PURPOSES OF THE ANNUAL MEETING

At the Annual Meeting, our shareholders will consider and vote upon the following matters:

1.	To consider and to ratify the amended By-laws of the Company;
2.	To consider and to vote upon a proposal to approve the Company’s 2013 Stock Incentive Compensation Plan;

3.	To elect four directors to serve until the 2014 Annual Meeting of Shareholders;
4.	To ratify the appointment of Rothstein Kass as auditors of the Company; and

5.	To consider and transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Unless contrary instructions are indicated on the enclosed proxy, all shares of common stock represented by valid proxies received pursuant to this solicitation (and that have not been revoked in accordance with the procedures set forth herein) will be voted (a) “FOR” ratification of the amended Bylaws of the Company; (b) “FOR” the approval of the Company’s 2013 Stock Incentive Plan (the “2013 Incentive Plan”), (c) “FOR” the election of the respective nominees for director named in the section titled “Proposal 3: Election of Directors,”, (d) “FOR” ratification of the appointment of Rothstein Kass as auditors for the Company , and (e) to authorize the persons named as proxy in the accompanying proxy card to vote, in their discretion, upon such other matters that may properly come before the Annual Meeting. The Board of Directors knows of no other business that may properly come before the Annual Meeting. In the event a shareholder specifies a different choice by means of the enclosed proxy, the shareholder’s shares will be voted in accordance with the specification so made.

OUTSTANDING VOTING SECURITIES AND VOTING RIGHTS

Our Board of Directors has set the close of business on August 1, 2013, as the record date for determining which of our shareholders are entitled to notice of, and to vote, at the Annual Meeting. As of the record date, there were approximately 21,947,675 shares of common stock that are entitled to be voted at the Annual Meeting. Each share of common stock is entitled to one vote on each matter submitted to shareholders for approval at the Annual Meeting.

To carry on the business of the Annual Meeting, we must have a quorum. Under the Company’s bylaws, the attendance, in person or by proxy, of the holders of greater than fifty percent of the outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for all matters proposed. Except as noted below, votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

Directors will be elected by a plurality of the votes cast by the shares of common stock represented in person or by proxy at the Annual Meeting (Proposal 3). The affirmative vote of the holders of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting will be required for approval of the other proposals (Proposals 1, 2, 4 and 5) covered by this proxy statement. If a shareholder provides specific voting instructions, his or her shares will be voted as instructed. If a shareholder holds shares in his or her name and returns a properly executed proxy without giving specific voting instructions, the shareholder’s shares will be voted FOR Proposals 1, 2, 3, 4 and 5, as recommended by the Company’s Board of Directors. If less than a quorum of the outstanding shares entitled to vote is represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

Prior to the Annual Meeting, we will select one or more inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of common stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof. Abstentions will be considered as shares present and entitled to vote at the Annual Meeting and will be counted as votes cast at the Annual Meeting, but will not be counted as votes cast for or against any given matter.

If your shares are held in street name, you must instruct the organization who holds your shares how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any non-routine proposal, such as Proposals 1, 2, 3 or 4. This vote is called a “broker non-vote.” Broker non-votes do not affect the voting results for Proposal 5 and therefore, do not affect that proposal.

Abstentions and broker non-votes will count for quorum determination purposes. However, abstentions and broker non-votes will not be included in any vote totals and, therefore, will have no effect on the outcome of the vote on any matter.

Management of the Company-Directors and Executive Officers

NAME	AGE	POSITION	Director/Officer Since
Don Crosbie	69	President, ANC Holdings, LLC and Chairman of the Board of Directors.	2002
Stuart G. Hagler	49	Chief Executive Officer, Director	2013
W.A. Westmorland	51	President-Operations, Director	2013
David May	49	President-Acquisitions, Director	2013
Derrick May	24	Corporate Secretary	2013
Judson F. Hoover	55	Chief Financial Officer	2013

Don Crosbie was the former President, Chief Executive Officer of ANC Holdings, LLC that was sold in June of 2013 by the Company. He is our former President and current Chairman of the Board positions he has held since October 2002. From July 2001 until October 2002, Mr. Crosbie was President and CEO of Xactimed, a claims processing and clearing house company serving the hospital market. In the year he was at Xactimed, it experienced a dramatic turnaround, with revenue growing 150% over the prior year and an operating profit was achieved as compared to a significant operating loss for the prior year. From September 2000 to July 2001, Mr. Crosbie served as CFO and President of North American Operations of Blue Wave Systems, a high density DSP board supplier to the telecom infrastructure market, including media gateways and 2 ½ and 3 G wireless. He joined Blue Wave with a corporate strategic direction to identify and complete a sale of the company. This was accomplished in July 2001 with the sale of the company to Motorola for $125 million. The breadth of Mr. Crosbie’s experience led the board to believe this individual is qualified to serve on the board of directors.

Stuart G. Hagler, is a director and Chief Executive Officer for TransCoastal and has been with TransCoastal since its inception in 1998. He is also the Manager and Member of TransCoastal Partners, LLC, a company that manages TransCoastal’s oil and gas joint venture partnerships. In 1987 he received his Bachelor's degree in Economics from Southern Methodist University in Dallas, Texas and in 2009 he received his Master's Degree in Business Administration from the same school. His primary responsibility as CEO is overseeing the day-to-day activities and managing the strategic direction of TransCoastal.

W. A. Westmoreland, is a director and President-Operations for TransCoastal and has been with TransCoastal since its inception in 1998 and serves as a Manager and Member of TransCoastal Partners, LLC, a company that manages TransCoastal’s oil and gas joint venture partnerships. Mr. Westmoreland's primary responsibility is overseeing operation of the corporations existing wells and supervising the drilling of the corporation's new wells through TransCoastal's operating subsidiary CoreTerra Operating LLC.

David J. May, is a director and President-Acquisitions for TransCoastal and has been with TransCoastal since its inception in 1998. Mr. May is also a Manager and Member of TransCoastal Partners, LLC, a company that manages TransCoastal’s oil and gas joint venture partnerships. His primary responsibilities are for lease acquisition working directly with prospect generation sources, and the due diligence associated with those properties.

None of the Designees (i) has a familial relationship with any of the Directors or executive officers of the Company, (ii) beneficially owns any securities, (iii) except for the Agreement, has any rights to acquire securities of the Company, (iv) is a party to the Company or has a material interest adverse to the Company in any legal proceeding, and (v) has been involved in any legal proceedings listed in Items 401(f) of Regulation S-K in the past 10 years, except as set forth below:

The primary income producing business activity of the Company has become the exploration and production of oil and natural gas. S. Hagler, W. Westmoreland and D. May are founders of TransCoastal, a Texas corporation, and each has over twenty years’ experience in the oil and gas industry. As a management team, they have historically participated in the drilling and managing of over 250 hydrocarbon wells and in addition, currently carry on an active well drilling program and manage/operate over 90 producing wells located primarily in the State of Texas.

On April 16, 2008, Stuart Hagler, David May, W.A. Westmoreland, TransCoastal Partners, LLC, and the Couba Du Large Joint Venture entered into a Stipulation with the California Securities Commissioner, without admitting or denying any of the opinions or findings in the Desist and Refrain Order, that alleged that joint venture interests were offered and sold in California by TransCoastal Partners and the named individuals "without being qualified in violation of California Corporations Code section 25110". The aforementioned parties settled with the State of California stipulating and agreeing to the finality of the D&R Order, which prevents them from offering securities in California unless the securities are qualified under applicable California securities law or exempt therefrom.

Derrick A. May Corporate Secretary. Derrick was appointed Corporate Secretary in May of 2013. Derrick originally joined TransCoastal in February of 2013 as their Financial Analyst. Derrick graduated from Oklahoma State University in Stillwater, Oklahoma in 2012. He was on the Dean’s List during his tenure there and was awarded a B.S. in Finance. Derrick previously served an internship at Highland Capital Management in Dallas.

Judson “Rick” F. Hoover Chief Financial Officer. Prior to his recent employment with TransCoastal Corporation Mr. Hoover from December 2004 to March 2007 served as Chief Financial Officer for Ness Energy International, a publicly traded oil and gas company with operations in Texas and Israel. From June 2007 to June 2009, he served as Controller for Union Drilling, Inc., another publicly traded oil field services company, and from March 2011 to September 2012 he served as Chief Financial Officer for Sun River Energy, a publically traded independent oil and gas company. Mr. Hoover joined TransCoastal as Chief Financial Officer in January, 2013. Mr. Hoover is a licensed CPA from the State of Colorado. Mr. Hoover has a B.S. in Accounting from Regis University and a Master Degree in Taxation from the University of Colorado at Denver.

PROPOSAL 1: AMENDMENT AND RESTATEMENT OF BYLAWS

Proposed Amendment and Restatement

On July 1, 2013, the board of directors approved, subject to shareholder approval, the amendment and restatement of the Company’s Bylaws in the form of the Amended and Restated Bylaws attached hereto as Annex B (the “Amended Bylaws”). A summary of the material differences between the current Bylaws and the proposed Amended Bylaws is provided below, but is qualified in its entirety by reference to the full text of the Amended Bylaws attached to this document under Annex B.

Shareholder Meetings. Our former By-Laws provided that our Board of Directors consists of two classes of directors, as nearly equal in number as possible, designated Class I, and Class II. Director's terms in Class II expired at the next annual meeting, and that of the initial Class I directors at the succeeding annual meeting of stockholders, creating a staggered Board. The new Article 2 of the Bylaws provides for one class of directors to be reelected every annual meeting to the Board of Directors. The intent of this change is to create greater responsiveness to our shareholders by our directors and provide stockholders with the ability to change the whole Board in one election should they choose to do so..

The Board of Directors has determined that these changes are in the Company’s best interest. If the proposed Amended Bylaws are approved by the affirmative vote of a majority of the votes entitled to be cast at the Annual Meeting, the Company’s Bylaws will be amended in substantially the form of the Amended Bylaws, with such immaterial changes as the Board of Directors deems appropriate.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDED AND RESTATED BYLAWS.

PROPOSAL 2: APPROVAL OF THE 2013 STOCK INCENTIVE PLAN

Background

During May, 2013, the Board of Directors of TransCoastal of Texas adopted the Company’s 2013 Stock Incentive Plan, subject to shareholder approval. The purpose of the incentive plan is to provide certain key persons, on whose initiative and efforts the successful conduct of the business of the Company depends, with incentives to enter into and remain in the service of the Company, acquire a proprietary interest in the success of the Company, maximize their performance, and thereby enhance the long-term performance of the Company.

A summary of the principal features of the incentive plan is provided below, but is qualified in its entirety by reference to the full text of the incentive plan that is attached to this document under Annex A.

Adoption of the Incentive Plan

If a quorum is present, the affirmative vote of holders of a majority of the outstanding shares of Company’s common stock represented in person or by proxy at the Annual Meeting is required for the adoption of the 2013 Stock Incentive Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ADOPTION OF THE 2013 STOCK INCENTIVE PLAN.

Shares Available

The incentive plan reserves 5,000,000 shares of the Company’s common stock for awards under the incentive plan. The total number of shares of common stock available for issuance under the incentive plan will be subject to the adjustments. If there any shares that are subject to an award under the incentive plan and that remain unissued upon the cancellation or termination of such award for any reason whatsoever; any shares of restricted stock forfeited pursuant to the terms of the incentive plan, and any shares in respect of which a stock appreciation right or performance share award is settled for cash such shares will again become available for issuance under the incentive plan.

Administration

The incentive plan shall, at the present time, be administered by the Company’s Board of Directors (the “Administrator”). The Administrator shall have the authority (i) to exercise all of the powers granted to it under the incentive plan, including determinations as to eligibility to receive an award, the amount and type of award and the terms and condition of any award, (ii) to construe, interpret and implement the incentive plan and any award agreements executed pursuant to the terms of the incentive plan in its sole discretion with all such determination being final, binding and conclusive, (iii) to prescribe, amend and rescind rules and regulations relating to the incentive plan, including rules governing its own operations, (iv) to make all determinations necessary or advisable in administering the incentive plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the incentive plan. The Administrator also has the power to modify or waive restrictions on awards, to amend awards, and to grant extensions and accelerations of awards. The Administrator may delegate some or all of its authority to issue options or other rights under the incentive plan to our Chief Executive Officer, subject to limitations as determined by the Administrator. The Administrator may revoke this delegation at any time.

Eligibility of Participation

Directors, officers, executive, managerial, administrative and professional employees of the Company and/or its subsidiaries, and consultants, independent contractors, attorneys and advisors who provide services to the Company and/or its subsidiaries (referred to as “key persons”) are eligible to participate in the incentive plan. The selection of eligible participants is within the discretion of the Administrator.

Types of Awards

The incentive plan provides for incentive stock options, non-qualified stock options, restricted and unrestricted stock, stock appreciation rights and performance shares. Awards may be granted singly, in combination, or in tandem, as determined by the Board. The Board of Directors may amend, suspend or modify the incentive plan at any time, except as limited by the terms of the incentive plan.

Stock Option Grants

The Administrator may grant options qualifying as incentive stock options under the Internal Revenue Code and nonqualified stock options. The term of an option will be fixed by the Administrator, but will not exceed ten years (or five years in the case of an incentive stock option granted to a person beneficially owning shares representing 10% or more of the total combined voting power of all classes of stock of the Company, referred to as a 10% shareholder). The option price for any option will not be less than the fair market value of common stock on the date of grant (or 110% of the fair market value in the case of an incentive stock option granted to a 10% shareholder). Generally, the fair market value will be the closing price of the common stock on the applicable trading market. Payment for shares purchased upon exercise of a stock option must be made in full at the time of purchase. Payment may be made in cash; with the consent of the Administrator, by the transfer to the Company of shares having a fair market value equal to the option exercise price; if provided for in the applicable option agreement and to the extent permitted by law, by delivery of a full-recourse and sufficiently collateralized promissory note in such amount and on such terms as determined by the Administrator; or at the discretion of the Administrator and to the extent permitted by law, by such other provision, consistent with the terms of the incentive plan, as the Administrator may prescribe from time to time.

Restricted and Unrestricted Stock

The Administrator is authorized to grant restricted and unrestricted stock. Restricted stock is a grant of shares of common stock which may not be sold or disposed of and which shall be subject to such risks of forfeiture and other restrictions as the Administrator may impose. Upon the issuance of such a restricted stock award, the grantee shall have the rights of a shareholder with respect to the restricted stock, subject to: (i) the nontransferability restrictions and forfeiture provision described the incentive plan; (ii) in the Administrator’s discretion, to a requirement that any dividends paid on such shares shall be held in escrow until all restrictions on such shares have lapsed; and (iii) any other restrictions and conditions contained in the applicable restricted stock agreement. Shares of restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as otherwise specifically provided in the incentive plan or the applicable restricted stock agreement. The Administrator may grant, or sell at a purchase price at least equal to par value, shares of common stock free of restrictions under the incentive plan, subject to such forfeiture provisions as the Administrator shall determine in its sole discretion. Unrestricted stock grants may be thus granted or sold in respect of past services or other valid consideration. A participant granted restricted stock generally has all of the rights of a shareholder of the Company, unless otherwise determined by the Administrator.

Performance Shares

The Administrator may grant performance share awards to such key persons, and in such amounts and subject to such vesting and forfeiture provisions and other terms and conditions, as the Administrator shall in its sole discretion determine, subject to the provisions of the incentive plan. Such an award shall entitle the grantee to acquire shares of common stock, or to be paid the value thereof in cash, as the Administrator shall determine, if specified performance goals are met. The grantee of a performance share award will have the rights of a stockholder only as to shares for which a stock certificate has been issued pursuant to the award and not with respect to any other shares subject to the award.

Adjustments

The number and class of shares available under the incentive plan and the terms of outstanding awards may be adjusted by the Administrator to prevent dilution or enlargement of rights in the event of various changes in the capitalization of the Company.

Amendment of the Incentive Plan

The Board has the right and power to amend the incentive plan, without the consent of the participants. The Board may not amend the incentive plan, however, in a manner that would impair or adversely affect the rights of the holder of an award without the holder’s consent. The Company will obtain shareholder approval if an amendment increases the aggregate number of shares that may be issued pursuant to incentive stock options or changes the class of employees eligible to receive such options, or materially increases the benefits under the incentive plan to persons whose transactions in common stock are subject to Section 16(b) of the Exchange Act or increases the benefits under the incentive plan to someone who has is eligible to receive awards under the incentive plan, materially increases the number of shares that may be issued to such persons, materially modifies the eligibility requirements affecting such persons or as otherwise required by applicable law, regulation or rule.

Termination of the Incentive Plan

The incentive plan may be terminated at any time by the Board. Termination will not in any manner impair or adversely affect any benefit outstanding at the time of termination. The incentive plan will expire on the first anniversary of its approval by the Board.

Administrator’s Right to Modify Benefits

Any stock option granted may be converted, modified, forfeited, or canceled, in whole or in part, by the Administrator if and to the extent permitted in the incentive plan or in the applicable agreement entered into in connection with an award or with the consent of the participant to whom the award was granted

Federal Tax Treatment

The incentive plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

Nonqualified Stock Options

On exercise of a nonqualified stock option granted under the incentive plan, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the shares of stock acquired on exercise of the option over the exercise price. If the optionee is an employee of the Company, that income will be subject to the withholding of Federal income tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and his holding period for those shares will begin on that date.

If an optionee pays for shares of stock on exercise of an option by delivering shares of the Company’s common stock, the optionee will not recognize gain or loss on the shares delivered, even if their fair market value at the time of exercise differs from the optionee’s tax basis in them. The optionee, however, otherwise will be taxed on the exercise of the option in the manner described above as if he had paid the exercise price in cash. If a separate identifiable stock certificate is issued for that number of shares equal to the number of shares delivered on exercise of the option, the optionee’s tax basis in the shares represented by that certificate will be equal to his tax basis in the shares delivered, and his holding period for those shares will include his holding period for the shares delivered. The optionee’s tax basis and holding period for the additional shares received on exercise of the option will be the same as if the optionee had exercised the option solely in exchange for cash.

The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income taxable to the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Incentive Stock Options

The incentive plan provides for the grant of stock options that qualify as “incentive stock options” as defined in Section 422 of the Code. Under the Internal Revenue Code, an optionee generally is not subject to tax upon the grant or exercise of an incentive stock option. In addition, if the optionee holds a share received on exercise of an incentive stock option for at least two years from the date the option was granted and at least one year from the date the option was exercised, which we refer to as the Required Holding Period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an incentive stock option before the end of the Required Holding Period, which we refer to as a Disqualifying Disposition, the optionee generally will recognize ordinary income in the year of the Disqualifying Disposition equal to the excess, if any, of the fair market value of the share on the date the incentive stock option was exercised over the exercise price. If, however, the Disqualifying Disposition is a sale or exchange on which a loss, if realized, would be recognized for Federal income tax purposes, and if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a Disqualifying Disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

An optionee who exercises an incentive stock option by delivering shares of stock acquired previously pursuant to the exercise of an incentive stock option before the expiration of the Required Holding Period for those shares is treated as making a Disqualifying Disposition of those shares. This rule prevents “pyramiding” or the exercise of an incentive stock option (that is, exercising an incentive stock option for one share and using that share, and others so acquired, to exercise successive incentive stock options) without the imposition of current income tax.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an incentive stock option exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a Disqualifying Disposition of the share in the year in which the option is exercised, there will be no adjustment with respect to that share. If there is a Disqualifying Disposition in a later year, no income with respect to the Disqualifying Disposition is included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an incentive stock option is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an incentive stock option or the disposition of a share acquired on exercise of an incentive stock option after the Required Holding Period. However, if there is a Disqualifying Disposition of a share, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, provided that amount constitutes an ordinary and necessary business expense for the Company and is reasonable in amount, and either the employee includes that amount in income or the Company timely satisfies its reporting requirements with respect to that amount.

Stock Awards

Generally, the recipient of a stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is non-vested when it is received under the incentive plan (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired as stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested. Upon the disposition of any stock received as a stock award under the incentive plan, the difference between the sale price and the recipient’s basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more the one year from the date as of which he or she would be required to recognize any compensation income.

The Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the employee is required to recognize at the time so recognized by the employee, whether upon vesting or grant, if the employee makes the election deferral above.

Section 409A

Section 409A of the Code imposes certain requirements applicable to “nonqualified deferred compensation plans,” including rules relating to the timing of deferral elections and elections with regard to the form and timing of benefit distributions, prohibitions against the acceleration of the timing of distributions, and the times when distributions may be made, as well as rules that generally prohibit the funding of nonqualified deferred compensation plans in offshore trusts or upon the occurrence of a change in the employer’s financial health. If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan is or becomes immediately taxable to the extent that it is not subject to a substantial risk of forfeiture and was not previously taxable. The tax imposed as a result of these new rules would be increased by interest at a rate equal to the rate imposed upon tax underpayments plus one percentage point, and an additional tax equal to 20% of the compensation which is required to be included in income. Some of the awards to be granted under the incentive plan may constitute deferred compensation subject to the Section 409A requirements, including, without limitation, the stock appreciation rights that are not payable in shares of the Company’s common stock. It is the Company’s intention that any award agreement that will govern awards subject to Section 409A will comply with these new rules.

Effect of Approval of the Incentive Plan

Approval by the shareholders of the incentive plan will permit the Administrator the ability to make equity compensation awards to directors, officers and other key employees and consultants. The Board of Directors of the Company believes that the Incentive Plan will provide motivation to our directors, officers and other key employees and consultants and align their interests with those of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE 2013 STOCK INCENTIVE PLAN

PROPOSAL 3: ELECTION OF DIRECTORS

Our former By-Laws provided that our Board of Directors consists of two classes of directors, as nearly equal in number as possible, designated Class I, and Class II creating a staggered Board. If under proposal 1 the amended Bylaws are ratified there will only be one class of directors, and all directors will be subject to reelection each annual meeting.

Pursuant to the Delaware corporate statutes and the Company’s Articles of Incorporation, directors are elected by a plurality of votes cast. Under Rule 452 of the New York Stock Exchange, brokers may not cast discretionary votes for directors without instructions from the beneficial owners; therefore, it is important that all shareholders complete, sign and return the voting instruction forms that they receive from their brokers as promptly as possible. In this election, which is not contested, a vote withheld as to one or more of the nominees being proposed for election to the Board will not be counted as votes cast for purposes of the election of directors at the Annual Meeting, but will be counted for purposes of determining the presence of a quorum.

Vote Required and Recommendation

The four nominees for election to the Board of Directors, who receive the greatest number of votes cast for the election of directors by the shares present, in person or by proxy, shall be elected directors. Shareholders do not have the right to cumulate their votes for directors. In this non-contested election of directors, a vote withheld will have no effect on the outcome. Under Rule 452 of the New York Stock Exchange, brokers may not cast discretionary votes for the election of directors without instructions from the beneficial owners of the shares. The Board recommends that its shareholders vote “FOR” each of the nominees for director set forth above.

Except as noted herein, it is intended that shares represented by proxies will be voted for the nominees listed, each of whom is now a director of the Company. Messrs. Crosbie, Westmoreland, May and Hagler have consented to serve on our Board of Directors and the Board of Directors has no reason to believe that they will not serve if elected. However, if any of them should become unavailable to serve as a director, and if the Board has designated a substitute nominee, the persons named as proxies will vote for this substitute nominee.

Nominees for Election

The board does not have a formal policy regarding the consideration of diversity in identifying director nominees. In determining whether to recommend a director nominee, the nomination and governance committee may consider and discuss diversity, among many other factors, with a broad view toward the needs of the entire board of directors. When identifying and recommending director nominees, the committee views diversity expansively to include, without limitation, factors such as race, gender, national origin, differences of viewpoint, professional experience, education, skill and other qualities or attributes that can contribute to board heterogeneity. The committee believes that including diversity as one of the many factors considered in selecting director nominees is consistent with the committee’s goal of creating a board of directors that best serves the needs of the Company and the interests of its stockholders. The board performs a review of the experiences, qualifications, attributes and skills of the board’s current membership, including the director nominees and the other members of the board, and believes that the current members of the board, including the director nominees, as a whole possess a variety of complementary skills and characteristics, including the following:

•	successful business or professional experience;

•

various areas of expertise or experience, which are valuable to the Company’s current business, such as financial and general management practices, energy sector knowledge, government service, investment and commercial banking relationships;

•	personal and professional integrity and accountability, as well as sound business judgment;

•	willingness and ability to commit the necessary time to fully discharge the responsibilities of board membership;

•	leadership and consensus building skills; and

•	a commitment to the long-term success of the Company.

The board recommends that Messrs. Crosbie, Westmoreland, May and Hagler be elected at the 2013 annual meeting, each to serve until their successor is elected or their earlier death or resignation. In the event that any nominees are unable or declines to serve, the proxies will be voted for the election of any alternate nominee as designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Board of Directors has affirmatively determined that each of the nominees qualifies for election under the criteria for evaluation of directors described in this section. In addition, the Board of Directors has determined that Mr. Crosbie, qualifies as being independent under all applicable regulations and standards. Additional information can be found under “CORPORATE GOVERNANCE—Director Independence” set forth below in this proxy statement. Each individual director has qualifications and skills that, when taken together as a whole, create a strong and well-balanced board. Biographical and director qualification information regarding each director, including each director nominee, is provided under “MANAGEMENT OF THE COMPANY—Directors and Executive Officers” above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR DIRECTOR SET FORTH ABOVE.

PROPOSAL 4: RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN KASS & CO. AS INDEPENDENT AUDITORS OF THE COMPANY.

The Board of Directors has selected Rothstein & Kass & Co. as our new independent registered public accountants for the fiscal year ending December 31, 2013 and recommends that shareholders vote for ratification of such selection. Although ratification by the stockholders is not required by law, the Company has determined that it is desirable to request ratification of this selection by the stockholders. Notwithstanding its selection, the Board of Directors, in its discretion, may appoint new independent registered public accountants at any time during the year if the Board of Directors believes that such a change would be in the best interests of TransCoastal and its stockholders. If the stockholders do not ratify the selection of Rothstein Kass, the Board of Directors may reconsider its selection..

Representatives of Rothstein Kass & Co. are not expected to be present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ROTHSTEIN KASS & CO. AS THE INDEPENDENT AUDITORS OF THE COMPANY.

Corporate Governance

On June 14, 2013, our Board of Directors adopted a written code of ethics, which is currently available on our website at www.transcoastal.net.

Meetings of the Board of Directors

During the fiscal year ended December 31, 2012, our Board of Directors held four meetings. No director attended fewer than 75% of the Board meetings held during this period. The Board of Directors encourages, but does not require, its directors to attend the Company’s annual meeting of shareholders.

During most of our 2012 fiscal year, the Board of Directors had no standing committees. However, the full Board of Directors comprises the members of all of the committees of the Company. Our Board of Directors has not yet designated our “audit committee financial expert,” Such determination is still under consideration. Currently, each of our independent directors serves on each of these committees.

CORPORATE GOVERNANCE

Communications with Directors

Stockholders and other parties interested in communicating directly and confidentially with the non-employee directors as a group may do so by writing to: Non-Employee Board of Directors, Attn: Corporate Secretary, TransCoastal Corporation, 17304 Preston Road, Suite 700, Dallas, Texas 75252, in an envelope marked “Confidential.” The Corporate Secretary of the Company will promptly forward, unopened, to the Non-Employee Board of Directors all such correspondence. In addition, if you wish to communicate generally with the board you may do so by writing to: Corporate Secretary, TransCoastal Corporation, 17304 Preston Road, Suite 700, Dallas, Texas 75252. The Corporate Secretary will review all such non-confidential correspondence and will either forward to the board of directors a summary of the correspondence, or a copy of the actual correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board of directors or its committees or that he otherwise determines requires board attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the board of directors and request copies of any such non-confidential correspondence.

Any stockholder or employee may submit at any time a good faith complaint regarding any accounting, accounting controls, internal controls or auditing matters concerning the Company without fear of dismissal or retaliation of any kind.

These policies and procedures are not intended to alter or amend the requirements a stockholder must satisfy in order to (i) present a stockholder proposal at a meeting of stockholders, (ii) nominate a candidate for the board of directors, or (iii) recommend a candidate for the board of directors for consideration by the corporate governance and nominating committee, whether set forth in the Company’s Amended and Restated By-laws, the policies or procedures regarding director nominations followed by the corporate governance and nominating committee or Rule 14a-8 of the Securities Exchange Act of 1934, as amended, to the extent applicable.

The Company encourages, but does not have a policy requiring, directors to attend the annual stockholders’ meetings.

Leadership Structure and Risk Oversight

The Chairman of the Board presides at all meetings of the Board. The Chairman is elected to serve by the other directors. At the present time, we have one individual who serves as our Chairman and another individual who serves as our Chief Executive Officer.

The Board’s role in connection with risk oversight is to oversee and monitor the management of risk practiced by the Company’s management in the performance of their duties. The Board does this in a number of ways, principally through meetings with and reports from our management team. The Board of Directors regularly considers potential risks facing the business of the Company. Board members identify for management risks that they view as inherent in the nature of the Company’s business that should receive management attention.

The Company believes that its Board as a whole should encompass a range of talent, skill, diversity, and expertise enabling it to provide sound guidance with respect to the Company’s operations and interests. Minimum individual requirements include strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. Because of the nature of the Company’s business in oil and gas exploration, however, we have placed particular emphasis on finding individuals who have significant experience in this industry. The Board believes that the qualifications of the directors, as set forth in their biographies set forth above, provides them with the qualifications and skills to serve as a director of our Company.

 EXECUTIVE COMPENSATION

Employment Agreements

The Company reaffirmed previously existing employment agreements with Messrs. Westmorland, May, Hagler, and Hoover as each is employed for a two-year term by the Company. A copy of these employment agreements are attached as exhibits to the 8-K filed with the SEC by the Company on June 14, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table summarizes certain information as of August 1, 2013 with respect to the beneficial ownership of our Common Stock by (1) our directors, (2) our Presidents and Chief Executive Officer, our Chief Financial Officer (our principal accounting officer) and our most highly-compensated executive officers as of December 31, 2012 (or any executive officer who would have been among the most highly-compensated but for the fact that such an individual was not serving as an executive officer as of December 31, 2012) whose total salary and bonus for the fiscal year ended December 31, 2012 exceeded $100,000 for services in all capacities to the Company (collectively, the “Named Executive Officers”), (3) stockholders known by us to own beneficially 5% or more of the shares of our Common Stock, and (4) all of our Named Executive Officers and directors as a group. As of August 1, 2013, the Company had 21,947,675 shares of Common Stock issued and outstanding,.

Beneficial ownership is determined in accordance with the rules of SEC. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

The following table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC and information supplied by our transfer agent, Securities Transfer Corporation, as of the most recent practicable date. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,947,675 shares outstanding on August 1, 2013 provided that any additional shares of common stock that a stockholder has the right to acquire within 60 days after August 1, 2013 pursuant to grants of stock options or awards of restricted stock are deemed to be outstanding and beneficially owned by the person holding such options or restricted stock for the purpose of computing the number of shares beneficially owned and the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person

STOCK BENEFICIALLY OWNED BY OR DIRECTORS AND EXECUTIVE OFFICERS.

		Shares Beneficially Owned
Name and address of beneficial owner	Class of Security	Amount and Beneficial Ownership	Percent of Class
Don Crosbie, Chariman of the Board of Directors	Common Stock	-
17304 PrestonRd, Suite 700
Dallas TX 75252

Stuart Hagler, Chief Executive Officer	Common Stock	6,000,000	25%
17304 PrestonRd, Suite 700
Dallas TX 75252

A.W. Westmoreland, President of Operations	Common Stock	5,919,000	25%
17304 PrestonRd, Suite 700
Dallas TX 75252

Dave May, President of Acquisitions	Common Stock	5,814,853	25%
17304 PrestonRd, Suite 700
Dallas TX 75252

Judson F. "Rick" Hoover, CFO	Common Stock	125,000	*
17304 PrestonRd, Suite 700
Dallas TX 75252

All our directors and executive officers as a group		17,858,853	76%

* Less than 1%

Code of Ethics

TransCoastal Corporation has adopted a written code of ethics, which sets forth its expected standards of business conduct and which is applicable to all employees, including our chief executive officer, our principal financial officer, principal accounting officer, and persons performing similar functions (each a “principal officer”), as well as the directors of the Company. Our code of ethics satisfies the SEC’s definition of, and requirements for, such a code. A copy of our code of ethics is available on our corporate website, wwwsnrv.com. The Company intends to post amendments to, or waivers from, its code of ethics (to the extent applicable to or affecting any principal officer or director) on its website. The corporate governance and nominating committee, and when appropriate in conjunction with the audit committee, reviews and oversees compliance with the code of ethics.

Corporate Governance Guidelines

The board has adopted corporate governance guidelines which are intended to provide effective governance of the business and affairs of the Company for the long-term benefit of its stockholders. You can review a copy of the Company’s corporate governance guidelines on our corporate website, www.snrv.com, under the heading “Investor Relations” and the sub-headings “Corporate Governance” and “Essential Governance Documents.” Additionally, you can obtain a copy of the corporate governance guidelines by mailing a request to TransCoastal Corporation, Attn: Corporate Secretary, 17304 Preston Road, Suite 700, Dallas Texas 75252.

Responsibilities of the Board of Directors

The corporate governance guidelines provide that the responsibilities of the board are to:

•	Oversee legal compliance and ethical conduct.
•

Select the chief executive officer and other executive officers with due care, and establish compensation and benefits for these executives that, in addition to appropriate base salaries, will include appropriate performance-based bonuses and incentive compensation.

•	Evaluate the performance of the chief executive officer and other executive officers and make changes as may be required, in the sole discretion of the board of directors.
•	Provide oversight of senior management succession planning and, in the case of the chief executive officer succession planning, assume sole responsibility for the selection process and decision.

•	Review and approve the Company’s long-term and short-term strategic business and financial plans, and monitor regularly the Company’s performance regarding these plans and any associated risks.
•	Provide general advice and counsel to senior management.

•	Propose nominees, upon the recommendation of the corporate governance and nominating committee, for election as directors.
•	Implement effective corporate governance practices.

Structure of the Board of Directors

The Company’s corporate governance guidelines set forth the following concerning the structure of the board of directors and directors in general:

•	The board of directors determines the number of directors to serve thereon and will periodically review the board’s size and will make adjustments when deemed appropriate.
•

A majority of the directors must be “independent,” under NYSE market listing standards and under applicable laws and regulations. It is the goal and present practice of the board of directors that at least 75% of the directors be independent.

•	Only independent, non-employee directors can serve on the audit committee, the corporate governance and nominating committee and the compensation committee.
•	Executive sessions will be held at each in person meeting of the board.

•	Directors are elected to serve a one-year term.
•	Directors are expected to attend regularly scheduled board and committee meetings and to use their best efforts to attend non-regularly scheduled board and committee meetings.

The board has flexibility under the corporate governance guidelines to select an appropriate leadership structure. The board currently believes the separation of CEO and Presidents is the best structure for TransCoastal. The duties of the chairman are to:

•	Preside at board meetings.
•	Preside at executive sessions or other meetings of the non-management directors.

•	Recommend the retention of consultants, legal, financial, or other professional advisors who are to report directly to the board.
•	Consult with management as to the agenda items for board and committee meetings.

•	Coordinate with committee chairs in the development and recommendations regarding board and committee meeting schedules.

The board believes its leadership structure not only provides for strong independent leadership, but also is in the best interest of the Company’s stockholders given that it effectively positions the CEO as the Company’s leader and will permit him to focus his entire energies on daily managing the overall business operations. The board acknowledges that its approach to leadership structure may evolve over time. Consequently, the board intends to periodically re-examine its corporate governance policies and leadership structure to ensure that they continue to meet the Company’s needs and objectives.

Desired Characteristics of Individual Directors and the Board

•

The board of directors are working towards a majority of independent, non-employee directors with a diverse range of skills, ages, expertise and occupational backgrounds. Consequently, when considering and evaluating potential board nominees, the competencies of the entire board and characteristics of individual directors will be considered.

•	Nominees to the board of directors may be identified by various methods, including by stockholder nomination, director search firms or by present board members.

•

Potential new and incumbent directors should demonstrate or possess the following characteristics: independence (if non-employee); personal and professional integrity and accountability; breadth of experience; knowledge about the energy services industry; and a willingness to devote the necessary time and effort to fulfilling his/her responsibilities to the board.

Board of Directors’ Role in Risk Oversight

The Company’s board of directors has overall responsibility for the effective oversight of risk, whether financial, operational or strategic. This oversight function necessarily focuses on the most significant risks facing the Company and is deemed an important priority by the board. The board does not attempt to view in isolation the risks facing the Company, but tries to consider risk broadly and as a proper component of the Company’s strategy. The board does not believe it is possible, nor even desirable, to eliminate all business risk. Rather, reasonable and fully-considered risk-taking is deemed appropriate and necessary for the Company to remain competitive in its industry.

While the board of directors generally oversees risk management, the responsibility for daily managing these risks resides with the Company’s management team. The Company has established numerous internal processes for identifying and managing risk, including an enterprise risk management process and comprehensive internal and external audit processes. These processes have been designed to allow management to effectively identify and manage risks and to timely communicate the results of such activities with the board. Management routinely communicates with the board, its committees and individual directors, as appropriate, regarding various risks. All directors have direct and open access to the Company’s executive officers and various other members of the management team. As a result, throughout the year, the board and its committees communicate with each other and with management. At each board meeting the Company’s strategic and operational risk are presented and thoroughly discussed during the CEO’s operational report. The Company’s financial risks are specifically addressed during the formal presentation of its financial results at each board meeting. The board further considers risks when considering specific proposed actions.

In addition to the presentation of information to the full board, the board has delegated responsibility for the oversight of certain risks to the proper board committee. These committees regularly meet and report to the full board at each board meeting. In particular:

•

The audit committee oversees the risks relating to the Company’s financial statements, its financial reporting processes, accounting and legal/ethical compliance matters. The committee also oversees the internal audit function. Further, it broadly reviews the Company’s credit, liquidity, legal and market risks. The committee also oversees the guidelines, policies and processes by which the Company manages, and mitigates as appropriate, the various extant financial risks.

•

The compensation committee oversees the risks relating to the compensation philosophy and programs of the Company and generally evaluates the effect the Company’s compensation structure may have on management risk taking. The committee also monitors risks relating to overall management and organizational structure, as well as succession planning at the executive officer and key employee levels.

•

The corporate governance and nominating committee provides oversight on risks relating to the governance structure and processes of the Company and, along with the audit committee if necessary, monitors all related party transactions and potential conflict of interest issues, including the risks which could result therefrom.

As indicated above, the board’s proper role is risk oversight as opposed to the day-to-day management of risks, which is the focus of the Company’s management team. The board believes this division of responsibility provides an effective means for addressing the full spectrum of risks facing the Company. Furthermore, the board believes that its leadership structure, with an independent, non-management chairman of the board and of each committee, supports its risk oversight function.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section discusses TransCoastal’s executive compensation program, including the compensation awarded to, earned by, or paid to our named executive officers and the material elements of their compensation.

We have historically operated our business with a small and tightly integrated management team possessing the skills deemed necessary by the board of directors to address the special requirements of our business. Our compensation system is one important factor in our ability to attract, retain and properly motivate the skilled individuals we need.

Compensation Philosophy and Objectives

The compensation committee (“Committee”) of the board of directors oversees the Company’s executive compensation program, as well as establishes and reviews the program’s overall compensation philosophy. We have designed our executive compensation programs to reward and retain our senior executives, as well as to encourage management actions that will increase stockholder value. We evaluate compensation levels relative to Company and individual performance and to industry norms to ensure that we maintain our ability to attract and retain outstanding employees in key positions. The Committee believes that the Company’s compensation program for its named executive officers should be designed to encourage and reward enhancement of stockholder value by linking the financial interest of these executives to the financial interests of the Company’s stockholders, including long-term stockholder value appreciation.

The program focuses on the following key objectives:

TransCoastal’s compensation program should encourage executive performance that benefits the organizational results by linking compensation to overall financial, operational and stock price performance.

The Company’s compensation program for its named executive officers seeks to link compensation to the financial performance of the Company as a whole. Annual cash incentives, while entirely discretionary, are viewed in the context of whether certain corporate financial and operational goals were achieved. These annual incentives are periodically reviewed and modified, as appropriate, by the Committee. Similarly, the program seeks to provide a meaningful portion of each named executive officer’s compensation in the form of equity-based compensation, to align compensation with the Company’s long-term capital appreciation and to further enhance these executives’ alignment with the interests of stockholders.

Incentive compensation should constitute a greater part of total compensation for senior positions.

The Committee believes that total compensation should generally increase with position and responsibility and, as employees move to higher levels of responsibility with greater ability to influence the Company’s results, the percentage of their pay at risk should accordingly increase. As a result, the Company’s executive compensation program seeks to place an appropriate proportion of the named executive officers’ compensation “at risk” in the form of an annual cash bonus and equity-based award, which are tied to the Company’s overall operational, financial and stock performance. In exercising its judgment with regard to evaluating management performance and making other compensation decisions, the Committee reviews a variety of factors, including operating performance, execution of the Company’s business strategy and current plan, earnings performance on an absolute and relative basis, progress in implementing business development efforts, market levels of compensation in our industry, and any other factors and circumstances determined to be pertinent.

Incentive compensation should strike a balance between short-term and long-term performance.

The Company’s compensation plans seek to focus management on achieving short-term financial and operational goals in a manner that supports the Company’s long-term success and profitability. Consequently, the Company uses short-term incentives to reward effective ongoing management of corporate operations through annual performance incentives tied to the Company’s overall annual goals. Similarly, the Company uses long-term incentives to motivate the named executive officers toward long-term management of the business through prudent use of equity programs that focus management attention on increasing long-term stockholder value. Because the Company’s long-term success should be a priority for these executive officers, the Company’s compensation plan emphasizes long-term incentives for the named executive officers, through the long-term nature of equity-based compensation.

TransCoastal’s compensation levels should attract, retain, motivate and reward key executives through competitive salary and incentive plans.

The Company’s overall compensation levels are targeted to attract the type of talented individuals needed to achieve the long-term financial and operational strategy of the Company. The Committee sets compensation levels, the relative mix of compensation elements, annual incentive opportunities and long-term incentive grants based on its assessment of each executive’s position, responsibilities and performance with the resources we currently have available. While certain elements of the Company’s compensation program are quantitative in nature, the Committee avoids an expressly formulaic approach to executive compensation decisions. As a result, the Committee also reviews a comparison of the Company’s compensation package to the aggregate compensation of executives of a peer group of contract drilling and energy services companies to determine the overall competitiveness of Union Drilling’s compensation package.

Components of Compensation

The Company provides four compensation components to its named executive officers:

•	Base Salary,
•	Annual Incentive Awards,

•	Long-Term Incentive Awards, and
•	Benefits and Perquisites

Base Salary. We establish base salaries for our named executive officers at competitive levels for the respective positions, taking into account their responsibilities and experience. We determine base salary levels on the market for similar positions in our industry and make adjustments as we deem necessary.

Annual Incentive Awards. We make annual incentive awards comprised of two components—cash bonus and equity grants—that are tied to our overall financial results, as well as the performance of each named executive officer. Our annual incentives are designed to reward management performance relative to expectations and goals across a broad range of metrics, both on an absolute basis and relative to the peer group based on prevailing industry conditions.

Our annual incentive awards, as well as our philosophy in administering them as described above, contemplate that the Committee will review the financial performance of the Company and will assess, together with the CEO (except with regard to himself), the named executive officer’s personal performance in determining the annual incentive award to be made.

Long-Term Incentive Awards. As part of our executive compensation program, we provide long-term incentives, in the form of equity awards, to our executives. As discussed above, the Committee has a targeted allocation of the annual incentive award to be split two-thirds in cash and one-third in equity. Stock options and restricted stock units granted to the named executive officers are granted as a component of their respective annual incentive award and are based upon individual performance in their functional areas and the contribution of each officer to the Company’s overall achievement of certain financial and operational goals.

In addition, we may grant additional equity awards on a one-time basis at the commencement of employment of an executive or in the case where the Committee determines that such an equity grant is warranted. We award equity-based long-term incentives because we believe that such awards link management’s risk and investment decisions with stockholders’ interests, and promote retention, stability and corporate loyalty among our named executive officers. In determining to grant options or other forms of equity, the Committee considers a number of factors including market data, the individual’s role within the Company and the financial impact and the potential value of an option grant versus other equity instruments. As equity-based awards are inherently tied to the performance of our common stock, we believe that a vesting schedule primarily based on continued service is appropriate to meet the retention and performance incentive goals.

Benefits and Perquisites. Named executive officers are eligible to participate in our standard medical, prescription drug and dental insurance, disability insurance, group life insurance and retirement plans and other benefits provided to other full time employees. We do not maintain any defined benefit retirement plans.

Impact of Tax and Accounting Treatment

Section 162(m) of the Internal Revenue Code of 1986, as amended (“IRC”), denies a publicly-held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. Qualified performance-based compensation which meets certain requirements imposed by Section 162(m) is not subject to the limitations on deductibility. While we generally endeavor to structure compensation so as to qualify for deductibility, we may authorize compensation that may not be deductible when we believe such nondeductible compensation is warranted under the then present circumstances.

COMPENSATION-RELATED RISK MANAGEMENT

The Board of Directors, believes the Company’s compensation policies and practices for its named executive officers, as well as those relating to all employees generally across the Company, are not reasonably likely to create inappropriate management risk-taking that could have a material adverse effect on the Company. The compensation committee believes that, as discussed at length above, the Company’s compensation policies and practices are well-balanced between the cash/equity mix utilized to incent both short-term and long-term business objectives. This practice is considered appropriate to help ensure a reasonable relationship between the annual and long-term compensation elements and it is not considered to create incentives for excessive or imprudent risk-taking by management. To the contrary, the committee believes that the Company’s compensation policies and practices actually serve to ensure a long-term value creation focus by management.

SHAREHOLDER MATTERS

Shareholder Communications with the Board

Any shareholder may communicate by mail with the Board or individual directors by addressing this correspondence to our Corporate Secretary, 17304 Preston Road, Suite 700, Dallas, TX 75252 or via our website at www.transcoastal.net. The Board has instructed the Corporate Secretary to review this correspondence and determine, in his or her discretion, whether matters submitted are appropriate for Board consideration. The Corporate Secretary may also forward certain communications elsewhere in the Company for review and possible response. In particular, communications such as customer or commercial inquiries or complaints, job inquiries, surveys and business solicitations or advertisements or patently offensive or otherwise inappropriate material will not be forwarded to the Board.

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholders who wish to have proposals for action (including nominations of candidates for election to the Board of Directors) at our next annual meeting of shareholders considered for inclusion in the Company’s proxy statement and form of proxy for the Company’s next annual meeting of shareholders pursuant to Rule 14a-8, “Shareholder Proposals,” of the Securities and Exchange Commission, must cause their proposals to be received in writing by us no later than January 31, 2014. Such proposals must be submitted in writing to the attention of our Corporate Secretary, 17304 Preston Road, Suite 700, Dallas, TX 75252. Proposals may be included in next year’s proxy materials if they comply with the rules and regulations promulgated by the Securities and Exchange Commission and our bylaws. The deadline for submitting a shareholder proposal or a nomination for director that is not to be included in such proxy statement and proxy is also January 31, 2014. Shareholders are also advised to review the Company’s articles of incorporation and bylaws, which contain additional advance notice requirements for proposals submitted outside the processes of Rule 14a-8. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in our bylaws.

AVAILABILITY OF FORM 10K

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, which has been filed with the SEC, including the financial statements, but without exhibits, will be provided without charge to any shareholder or beneficial owner of Common Stock upon written request to Corporate Secretary, 17304 Preston Road, Suite 700, Dallas, TX 75252.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote proxies in their discretion as they may deem appropriate, unless they are directed by a proxy to do otherwise.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

As and to the extent permitted by the Exchange Act, only one copy of this Proxy Statement is being delivered to shareholders residing at the same address, unless those shareholders have notified us of their desire to receive multiple copies of the Proxy Statement.

Shareholders residing at the same address who currently receive only one copy of the Proxy Statement and who would like to receive an additional copy of the Proxy Statement for this Annual Meeting or in the future may contact our Corporate Secretary by phone at (972) 818-0720 or by mail to the Corporate Secretary, 17304 Preston Road, Suite 700, Dallas, TX 75252. The Company will promptly deliver, upon written or oral request, a separate copy of its Annual Report or these proxy materials to a shareholder at a shared address to which a single copy of such documents was delivered. In addition, if you are eligible for householding, but you and other record holders with whom you share an address, receive multiple copies of these proxy materials or Annual Report, or if you hold Company stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Corporate Secretary at the above address or telephone number.

By Order of the Board of Directors

Stuart G. Hagler
Chief Executive Officer

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PROXY
FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
TRANSCOASTAL CORPORATION TO BE HELD ON SEPTEMBER 11, 2013

Stuart G. Hagler, Chief Executive Officer, with full power of substitution, hereby is authorized to vote as specified below or, with respect to any matter not set forth below, as a majority of those or their substitutes present and acting at the meeting shall determine, all of the shares of capital stock of TransCoastal Corporation that the undersigned would be entitled to vote, if personally present, at the 2013 annual meeting of shareholders and any adjournment thereof.

Unless otherwise specified, this proxy will be voted FOR Proposals 1, 2, ,3 and 4. The Board of Directors recommends a vote FOR Proposals 1, 2, 3 and 4.

1.	RATIFICATION OF AMENDED AND RESTATED BYLAWS

☐	FOR ☐ AGAINST ☐ ABSTAIN

2.	APPROVAL OF THE 2013 STOCK INCENTIVE PLAN

☐	FOR ☐ AGAINST ☐ ABSTAIN

3.	ELECTION OF DIRECTORS

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below

Donald Crosbie
Stuart G. Hagler
W. A. Westmoreland
David J. May

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below.

4.	RATIFICATION OF INDEPENDENT ACCOUNTANTS

☐	FOR ☐ AGAINST ☐ ABSTAIN

Please sign exactly as your name appears below. When shares are held by joint tenants, each should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, or partner, please give full title as such.

Date: __________, 2013
Signature

Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.